Exhibit 10.2

Name of Grantee:

Number of Shares:

RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT dated as of [        ] (the “Grant Date”), by and between Cabela’s Incorporated, a Delaware corporation (the "Company"), and the undersigned employee of the Company or one of its Subsidiaries (the "Grantee").

WITNESSETH:

WHEREAS, to motivate key employees, consultants and non-employee directors of the Company and the Subsidiaries by providing them an ownership interest in the Company, the Board of Directors of the Company (the "Board") has established and the stockholders of the Company have approved, the Cabela’s Incorporated 2004 Stock Plan, as the same may be amended from time to time (the "Plan"); and

WHEREAS, pursuant to the Plan, the Compensation Committee of the Board (the “Committee”) has authorized the grant to the Grantee of Restricted Stock (as defined below) in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Grantee and the Company desire to enter into an agreement to evidence and confirm the grant of such Restricted Stock on the terms and conditions set forth herein.

NOW, THEREFORE, to evidence the Restricted Stock so granted, and to set forth the terms and conditions governing such Restricted Stock, the Company and the Grantee hereby agree as follows:

1.           Grant of Restricted.  The Company hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date, of [        ] shares of Common Stock (each, a “Share” and, collectively, the “Shares”).  All Shares received by the Grantee under this Agreement are subject to the restrictions contained herein and are referred to herein as “Restricted Stock.”  This Agreement is subordinate to, and the terms and conditions of the Restricted Stock granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein.  If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.  Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.

2.           Vesting of Restricted Stock.

a.           Restriction Period.  Except as provided in Section 2(b)(i) or Section 6 hereof, the Restricted Stock granted hereby may not be sold, assigned, transferred, pledged, hypothecated or otherwise directly or indirectly encumbered or disposed of until the end of the Restriction Period (as stated below) or at such earlier date as such restrictions shall otherwise lapse under the terms of this Agreement or the Plan.  The Restriction Period shall expire as follows: [        ]

b.            Termination of Employment.  Notwithstanding anything contained in this Agreement to the contrary, (i) subject to the provisions of Article 8 of the Plan, if the Grantee's employment is terminated due to his death or Disability during the Restriction Period, the Restriction Period shall terminate with respect to a pro rata portion of the Shares underlying the Restricted Stock then held by the Grantee based on the number of months the Grantee was employed during the applicable Restriction Period (determined using the expiration date of the Restriction Period for all of the Restricted Stock), and the remaining Restricted Stock for which the Restriction Period has not then expired shall be forfeited and canceled as of the date of such termination, and (ii) if the Grantee's employment is terminated for any other reason during the Restriction Period, any Restricted Stock held by the Grantee for which the Restriction Period has not then expired shall be forfeited and canceled as of the date of such termination.  Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or Subsidiary to terminate such employment at any time.

c.           Committee Discretion.  Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion, may accelerate the expiration date of the Restriction Period with respect to any Restricted Stock under this Agreement at such times and upon such terms and conditions as the Committee shall determine.

3.           Delivery of Restricted Stock.

a.           Stock Certificates.  On or as soon as practicable after the Grant Date, the Company shall issue one or more stock certificates evidencing the grant of Restricted Stock to the Grantee, which shall be held by the Company until the expiration of the Restriction Period, at which time the Shares shall be delivered to the Grantee.

b.           Stock Powers.  The Grantee shall deposit with the Secretary of the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature guaranteed, corresponding to each certificate for all Shares until the expiration of the Restriction Period, at which time the stock powers shall be returned to the Grantee.

4.           Grantee's Representations, Warranties and Covenants.

a.            Investment Intent.  The Grantee represents and warrants that the Restricted Stock has been, and any Shares will be, acquired by the Grantee solely for the Grantee's own account for investment and not with a view to or for sale in connection with any distribution thereof.  The Grantee further understands, acknowledges and agrees that the Restricted Stock, and any Shares, may not be transferred, sold, pledged, hypothecated or otherwise disposed of except to the extent expressly permitted hereby and at all times in compliance with the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Securities Exchange Commission thereunder, and in compliance with applicable state securities or "blue sky" laws.

b.           Proprietary Matters Agreement.  The Grantee acknowledges that, as a condition to granting the Restricted Stock covered hereby, the Company has required the Grantee to enter into a Proprietary Matters Agreement with the Company pursuant to Section 3.2 of the Plan.  If the Grantee has executed a Proprietary Matters Agreement in connection with the prior grant of Options, the Grantee hereby affirms such agreement; provided, if the Company requires the Grantee to execute a new Proprietary Matters Agreement or substantially similar agreement (the “New Agreement”), the Grantee acknowledges that the New Agreement supersedes and replaces any such previously executed agreement.

5.           Grantee's Rights with Respect to Restricted Stock.

a.           Restrictions on Transferability.  Except as provided in the Plan, during the Restriction Period, the Restricted Stock granted hereby is not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, without limitation, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee's death; provided that the deceased Grantee's beneficiary or representative of the Grantee's estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Grantee.

b.           Rights as Stockholder.  Except as otherwise provided in this Agreement or the Plan, Grantee shall have, with respect to all Restricted Stock, the right to vote such Restricted Stock and the right to receive cash and other dividends, if any, as may be declared on the Restricted Stock from time to time, but shall otherwise enjoy none of the rights of a stockholder unless and until the expiration of the Restriction Period with respect to such Restricted Stock.  Any securities issued to or received by the Grantee with respect to Restricted Stock as a result of a stock split, a dividend payable in capital stock or other securities, a combination of shares or any other change or exchange of the Restricted Stock for other securities, by reclassification, reorganization, distribution, liquidation, merger, consolidation or otherwise, shall have the same status and bear the same legend as the Restricted Stock and shall be held by the Company if the Restricted Stock is being so held, unless otherwise determined by the Committee.

c.           Legend.  Until the expiration of the Restriction Period, each certificate evidencing shares of Common Stock subject to the Grantee's Restricted Stock shall be registered in the Grantee's name and shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE CABELA’S INCORPORATED 2004 STOCK PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN AND AWARD AGREEMENT, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.

6.           Change in Control.

a.           Subject to Section 6(b), in the event of a Change in Control, the Restriction Period applicable to all of the Grantee's shares of Restricted Stock outstanding shall lapse immediately prior to the consummation of the transaction constituting the Change in Control.

b.           Notwithstanding Section 6(a) hereof, the Restriction Period applicable to all of the Grantee’s shares of Restricted Stock shall not lapse if the Committee (as constituted immediately prior to the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Restricted Stock shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Restricted Stock being hereinafter referred to as an "Alternative Award") by the New Employer, provided that any Alternative Award must:

i.           be based on shares of voting capital stock that are traded on an established U.S. securities market;

ii.           provide the Grantee with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Restricted Stock, including, but not limited to, an identical or better Restriction Period;

iii.           have substantially equivalent economic value to the Restricted Stock (determined at the time of the Change in Control); and

iv.           have terms and conditions which provide that in the event that the Grantee suffers an involuntary termination within two years following a Change in Control any conditions on the Grantee's rights under, or any Restriction Period applicable to, all such Restricted Stock held by the Grantee shall be waived or shall lapse, as the case may be.

7.           Miscellaneous.

a.           Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Grantee, as the case may be, at the following addresses or to such other address as the Company or the Grantee, as the case may be, shall specify by notice to the others:

i.	if to the Company, to: Cabela's Incorporated One Cabela Drive Sidney, NE 69160 Attention: Legal Department

ii.           if to the Grantee, to the Grantee at the address then appearing in the personnel records of the Company for the Grantee.  All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent.

b.           Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

c.           Waiver; Amendment.

i.           Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.

ii.           Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

d.           Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other party; provided that the Company may assign all or any portion of its rights hereunder to one or more persons or other entities designated by it in connection with a Change in Control of the Company.

e.           Tax Withholding.  The Company may require the recipient of the Shares to remit to the Company an amount in cash sufficient to satisfy the statutory minimum U.S. federal, state and local tax withholding requirements as a condition to the issuance of such Shares.  The Committee may, in its discretion, require or permit the Grantee to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company withhold the least number of Shares having a Fair Market Value sufficient to satisfy all or part of the Grantee's estimated total statutory minimum U.S. federal, state and local tax obligation with respect to the issuance of or lapse of restrictions on the Shares.

f.           Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEBRASKA, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

g.           Consent to Electronic Delivery.  By executing this Agreement, Grantee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan and the Restricted Stock via the Company’s web site or other electronic delivery.

h.           Severability; Blue Pencil.  In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.  Grantee and the Company agree that the covenants contained in this Agreement are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

i.           Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

j.           No Guarantee of Employment.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Grantee's employment at any time, nor to confer upon the Grantee any right to continue in the employ of the Company or any Subsidiary.

k.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

l.           Delegation.  All of the powers, duties and responsibilities of the Committee specified in this Agreement may, to the full extent permitted by applicable law, be exercised and performed by the Board or any duly constituted committee thereof to the extent authorized by the Board or the Committee to exercise and perform such powers, duties and responsibilities.

m.           Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used herein shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Grant Date.

CABELA'S INCORPORATED

By:
Its:

, Executive

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